Exhibit 10(l)

CBS CORPORATION

2000 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

(as amended and restated through January 29, 2014)

ARTICLE I

GENERAL

Section 1.1    Purpose.

The purpose of the CBS Corporation 2000 Stock Option Plan for Outside Directors, as amended from time to time (the “Plan”), is to benefit and advance the interests of CBS Corporation, a Delaware corporation (the “Company”), and its subsidiaries by obtaining and retaining the services of qualified persons who are not employees of the Company or its subsidiaries to serve as directors and to induce them to make a maximum contribution to the success of the Company and its subsidiaries. The Plan replaces the former Viacom Inc. Stock Option Plan for Outside Directors and the former Viacom Inc. 1994 Stock Option Plan for Outside Directors (the “Predecessor Plans”). From and after the Effective Date of the Plan as provided in Article VI below, no further awards shall be made under the Predecessor Plans.

Section 1.2    Definitions.

As used in the Plan, the following terms shall have the following meanings:

(a)         “Agreement” shall mean the written agreement and/or certificate or other documentation governing Stock Options granted under the Plan, which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference.

(b)         “Annual Grant” shall have the meaning set forth in Section 2.1.

(c)          “Board” shall mean the Board of Directors of the Company.

(d)         “Class B Common Stock” shall mean the shares of Class B Common Stock, par value $0.001 per share, of the Company.

(e)         “Company” shall have the meaning set forth in Section 1.1.

(f)          “Date of Grant” shall have the meaning set forth in Section 2.1.

(g)         “Effective Date” shall mean the effective date of the Plan provided for in Article VI below.

(h)         “Fair Market Value” of a share of Class B Common Stock on a given date shall mean, unless otherwise determined by the Board, the closing price on such date on the New York Stock Exchange or other principal stock exchange on which the Class B Common Stock is then listed, as reported by The Wall Street Journal (Northeast edition) as the 4:00 p.m. (New York time) closing price or as reported by any other authoritative source selected by the Company.

(i)          “Initial Grant” shall have the meaning set forth in Section 2.1.

(j)          “Outside Director” shall mean any member of the Board who is not an employee of the Company or any of its Subsidiaries.

(k)         “Participant” shall mean any Outside Director to whom Stock Options have been granted under the Plan.

(l)          “Plan” shall have the meaning set forth in Section 1.1.

(m)        “Predecessor Plans” shall have the meaning set forth in Section 1.1.

(n)         “RSU Plan” shall mean the CBS Corporation 2005 RSU Plan for Outside Directors, as amended from time to time.

(o)         “Separation” shall mean the separation of former Viacom Inc. into two publicly-traded companies, CBS Corporation and new Viacom Inc., which was completed on December 31, 2005.

(p)         “Stock Option” shall mean a contractual right granted to a Participant under the Plan to purchase shares of Class B Common Stock or other securities at such time and price, and subject to the terms and conditions, as are set forth in the Plan.

(q)         “Subsidiary” shall mean a corporation (or a partnership or other enterprise) in which the Company owns or controls, directly or indirectly, more than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

Section 1.3    Administration of the Plan.

The Plan shall be administered by the members of the Board who are not Outside Directors, and such Board members shall determine all questions of interpretation, administration and application of the Plan. Such Board members’ determinations shall be final and binding in all matters relating to the Plan. The Board may authorize any officer of the Company to execute and deliver an Agreement on behalf of the Company to a Participant.

Section 1.4    Eligible Persons.

Stock Options shall be granted only to Outside Directors.

Section 1.5    Class B Common Stock Subject to the Plan.

Subject to adjustment in accordance with the provisions of Article III hereof, the maximum number of shares of Class B Common Stock available for Stock Options granted under the Plan on or after January 1, 2009, when aggregated with the number of shares of Class B Common Stock available for awards made under the RSU Plan on or after January 1, 2009, shall be 1,681,995 shares plus any shares that are available to be regranted pursuant to the last sentence of this Section 1.5. The shares of Class B Common Stock shall be made available from authorized but unissued shares of Class B Common Stock or from shares of Class B Common Stock issued and held in the treasury of the Company. The exercise of Stock Options in any manner shall result in a decrease in the number of shares of Class B Common Stock which thereafter may be issued for purposes of this Section 1.5 by the number of shares as to which the Stock Options are exercised. Shares of Class B Common Stock with respect to which Stock Options expire or are cancelled without being exercised or are otherwise terminated, may be regranted under the Plan.

ARTICLE II

PROVISIONS APPLICABLE TO STOCK OPTIONS

Section 2.1    Grants of Stock Options.

Each person who is elected as or who becomes an Outside Director, in each case for the first time on or subsequent to the Effective Date through January 29, 2014, shall be granted Stock Options to purchase 12,734 shares of Class B Common Stock (10,000 shares of Class B Common Stock prior to adjustments made in connection with the Separation) (an “Initial Grant”), on the date of such individual’s election or appointment to the Board or on the date such person first becomes an Outside Director, as appropriate (the “Date of Grant” of such Stock Options).  Each person who is an Outside Director on August 1, 2000, January 31, 2001 and each January 31st thereafter through and including January 31, 2011 (each, the “Date of Grant” of the respective Stock Options) shall be granted additional Stock Options to purchase the following number of shares of Class B Common Stock (each, an “Annual Grant”): (i) Annual Grants awarded before May 21, 2003 shall be for 3,000 shares of Class B Common Stock; (ii) Annual Grants awarded after May 21, 2003 and before January 1, 2006 shall be for 4,000 shares of Class B Common Stock; and (iii) Annual Grants awarded after January 1, 2006 through January 31, 2011 shall be for 5,093 shares of Class B Common Stock (4,000 shares of Class B Common Stock prior to adjustments made in connection with the Separation). Each Initial Grant and each Annual Grant shall be subject to the terms and conditions set forth in the Plan and shall have an option price per share equal to the Fair Market Value of a share of Class B Common Stock on the Date of Grant or, if the Date of Grant is not a

business day on which the Fair Market Value can be determined, on the last business day preceding the Date of Grant on which the Fair Market Value can be determined. All Stock Options granted under the Plan shall be “Non-Qualified Stock Options” which are not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. The terms and conditions of the Stock Options shall be set forth in an option certificate which shall be delivered to the Participant reasonably promptly following the Date of Grant of such Stock Options.

Section 2.2    Exercise of Stock Options.

(a)    Exercisability.    Stock Options shall be exercisable only to the extent the Participant is vested therein. Subject to Section 2.2(c), each Initial Grant of Stock Options under the Plan shall vest and become exercisable on the first anniversary of the Date of Grant. Subject to Section 2.2(c), each Annual Grant shall vest and become exercisable as follows: (i) for Annual Grants awarded before May 21, 2003, on the first anniversary of the Date of Grant; and (ii) for Annual Grants awarded after May 21, 2003, in three equal annual installments, on the first, second and third anniversaries of the Date of Grant.

(b)    Option Period.

(i)    Latest Exercise Date.    No Stock Option granted under the Plan shall be exercisable after the tenth anniversary of the Date of Grant thereof.

(ii)    Registration Restrictions.    Any attempt to exercise a Stock Option or to transfer any shares issued upon exercise of a Stock Option by any Participant shall be void and of no effect, unless and until (A) a registration statement under the Securities Act of 1933, as amended, has been duly filed and declared effective pertaining to the shares of Class B Common Stock subject to such Stock Option, and the shares of Class B Common Stock subject to such Stock Option have been duly qualified under applicable federal or state securities or blue sky laws or (B) the Board, in its sole discretion, determines, or the Participant desiring to exercise such Stock Options, upon the request of the Board, provides an opinion of counsel satisfactory to the Board, that such registration or qualification is not required as a result of the availability of any exemption from registration or qualification under such laws. Without limiting the foregoing, if at any time the Board shall determine, in its sole discretion, that the listing, registration or qualification of the shares of Class B Common Stock under any federal or state law or on any securities exchange or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, delivery or purchase of such shares pursuant to the exercise of a Stock Option, such Stock Option shall not be exercisable in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

(c)    Exercise in the Event of Termination of Services.

(i)    Termination other than for Death or Disability.    If the services of a Participant as a director of the Company terminate for any reason other than for death or disability, the Participant may exercise his or her Stock Options until the first anniversary of the date of such termination, but only to the extent such Stock Options were vested on the termination date, subject to earlier expiration of such Stock Options pursuant to Section 2.2(b)(i). Upon a termination described in this Section 2.2(c)(i), the Participant shall relinquish all rights with respect to Stock Options that are not vested as of such termination date.

(ii)    Death.    If a Participant dies while serving as a director, his or her Stock Options may be exercised by any person who acquired the right to exercise such Stock Options by will or the laws of descent and distribution until the first anniversary of the date of death, but only to the extent such Stock Options were vested on the date of death, subject to earlier expiration of such Stock Options pursuant to Section 2.2(b)(i). All rights with respect to Stock Options that are not vested as of the date of death will terminate on such date of death.

(iii)    Permanent Disability.    If the services of Participant as a director of the Company terminate by reason of permanent disability, the Participant may exercise his or her Stock Options until the first anniversary of the date of such termination, but only to the extent such Stock Options were vested on the termination date, subject to earlier expiration of such Stock Options pursuant to Section 2.2(b)(i). Upon a termination described in this Section 2.2(c)(iii), the Participant shall relinquish all rights with respect to Stock Options that are not vested as of such termination date.

(d)    Payment of Purchase Price Upon Exercise.    Every share of Class B Common Stock purchased through the exercise of a Stock Option shall be paid for in full in cash on or before the settlement date for such share of Class B Common Stock. Cash payment of the exercise price includes payment by personal bank check, certified check or official bank check or, unless prohibited by the Board, a “cashless exercise” procedure involving a broker or dealer through whom a Participant sells immediately some or all of the shares underlying the exercised portion of a Stock Option in order to generate sufficient cash to pay the exercise price of the Option. In addition, the Participant shall make an arrangement acceptable to the Company to pay to the Company an amount sufficient to satisfy the combined federal, state and local withholding tax obligations, if any, which arise in connection with exercise of Stock Options.

ARTICLE III

EFFECT OF CERTAIN CORPORATE CHANGES

In the event of any merger, consolidation, stock-split, dividend (other than a regular cash dividend), distribution, combination, recapitalization, reclassification, reorganization, split-off or spin-off that changes the character or amount of the shares of

Class B Common Stock or any other changes in the corporate structure, equity securities or capital structure of the Company, the Board shall make such proportionate adjustments to (i) the number and kind of securities subject to any Stock Options, (ii) the exercise price of any Stock Options, (iii) the number and kind of securities subject to the Initial Grants and the Annual Grants referred to in Section 2.1, and (iv) the maximum number and kind of securities available for issuance under the Plan referred to in Section 1.5, in each case, as it deems appropriate. The Board may, in its sole discretion, also make such other adjustments as it deems appropriate in order to preserve, but not increase, the benefits or potential benefits intended to be made available hereunder upon the occurrence of any of the foregoing events. The Board’s determination as to what, if any, adjustments shall be made shall be final and binding on the Company and all Participants. Adjustments under this Article shall be conducted in a manner consistent with any adjustments under the RSU Plan.

ARTICLE IV

MISCELLANEOUS

Section 4.1    No Right to Re-election.

Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for re-election by the Company’s stockholders, nor confer upon any Participant the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

Section 4.2    Restriction on Transfer.

The rights of a Participant with respect to the Stock Options shall not be transferable by the Participant to whom such Stock Options are granted, except (i) by will or the laws of descent and distribution, (ii) upon prior notice to the Company, for transfers to members of the Participant’s immediate family or trusts whose beneficiaries are members of the Participant’s immediate family, provided that such transfer is being made for estate and/or tax planning purposes without consideration being received therefor, (iii) upon prior notice to the Company, for transfers to a former spouse incident to a divorce or (iv) for such other transfers as the Board may approve, subject to any conditions and limitations that it may, in its sole discretion, impose.

Section 4.3    Stockholder Rights.

No grant of Stock Options under the Plan shall entitle a Participant, a Participant’s estate or a permitted transferee to any rights of a holder of shares of Class B Common Stock, except upon the delivery of the shares resulting from exercise to a Participant, the Participant’s estate or the permitted transferee upon exercise of a Stock Option.

Section 4.4    No Restriction on Right of Company to Effect Corporate Changes.

The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the shares of Class B Common Stock or the rights thereof or which are convertible into or exchangeable for shares of Class B Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Section 4.5    Exercise Periods Following Termination of Services.

For the purposes of determining the dates on which Stock Options may be exercised following a termination of services or the death or disability of a Participant, the day following the date of such event shall be the first day of the exercise period and the Stock Options may be exercised up to and including the last business day falling within the exercise period. Thus, if the last day of the exercise period is not a business day, then the last date the Stock Options may be exercised is the last business day preceding the end of the exercise period. At the end of the relevant exercise period, each unexercised Stock Option shall expire.

Section 4.6    Headings.

The headings of articles and sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

Section 4.7    Governing Law.

The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

ARTICLE V

AMENDMENT AND TERMINATION

The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, including, without limitation, amending the provisions for determining the amount of Stock Options to be issued to an Outside Director, provided, however, that any amendment which under the requirements of applicable law or under the rules of the New York Stock Exchange or other principal stock exchange on which the shares of Class B Common Stock are then listed must be approved by the stockholders of the Company shall not be effective unless and until such stockholder approval has been obtained in compliance with such law or rule; and no termination, suspension, alteration or amendment of the Plan that would adversely affect a Participant’s rights under the Plan with respect to any award of Stock Options made prior to such action shall be effective as to such Participant unless he or she consents thereto, provided, however, that no such consent shall be required if the Board determines in its sole discretion that any such alteration, amendment, suspension or termination is necessary or advisable to comply with any law, regulation, ruling, judicial decision or accounting standards.

ARTICLE VI

EFFECTIVE DATE AND TERM

Section 6.1    Plan History.

The Effective Date of the Plan is May 25, 2000, and stockholder approval was obtained at the first Annual Meeting of Stockholders following such date. The Plan has been amended and restated at various times since the Effective Date, most recently on January 29, 2014, with stockholder approval obtained as required by the rules of the New York Stock Exchange.

Section 6.2    Term of the Plan.

Unless earlier terminated in accordance with Article V above, the Plan shall terminate on the date of the Company’s 2015 Annual Meeting of Stockholders, and no further Stock Options may be granted hereunder after such date. No further awards shall be made under the Predecessor Plans after the Effective Date. Awards outstanding under the Predecessor Plans shall remain outstanding after the Effective Date subject to the terms thereof.